                                                                   Exhibit 3.1.1


                               SECRETARY OF STATE

                              CORPORATION DIVISION

          I, BILL JONES, Secretary of State of the State of California, hereby certify:

          That the annexed transcript has been compared with the corporate record on file in this office, of which it purports to be a copy, and that same is full, true and correct.

                                    IN WITNESS WHEREOF, I execute
                                            this certificate and affix the Great
                                            Seal of the State of California this


                                                     JAN. 29, 1996
                                    --------------------------------------------


                                                    /s/ Bill Jones
                                    --------------------------------------------
                                    Secretary of State


[SEAL]
The Great Seal of the
State of California


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                           CERTIFICATE OF AMENDMENT OF
                            ARTICLES OF INCORPORATION
                                       OF
                             MISSION ENERGY COMPANY



          Lynn M. Gardner and H. L. Mortensen certify that:

          1. They are the duly elected and acting Vice President and Secretary, respectively of Mission Energy Company.

          2. Article I of the Articles of Incorporation of said corporation shall be amended to read as follows:

          "The name of the corporation is Edison Mission Energy."

          3. All of the directors of said corporation have consented in writing to adoption of the amendment aforesaid.

          4. The sole holder of the outstanding shares of the corporation has consented in writing to the adoption of said amendment.

          IN WITNESS WHEREOF, the undersigned have executed this Certificate on January 24, 1996.


                                       /s/ Lynn M Gardner
                                       ----------------------------------------
                                       Lynn M. Gardner
                                       Vice President of Mission Energy Company


                                       /s/ H.L. Mortensen
                                       ----------------------------------------
                                       H.L. Mortensen
                                       Secretary of Mission Energy Company


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                                   DECLARATION

          Each of the undersigned declares under penalty of perjury that the matters set forth in the foregoing Certificate of Amendment are true and correct of his own knowledge.

          Executed at Irvine, California, on January 24, 1996.


                                       /s/ Lynn M Gardner
                                       ----------------------------------------
                                       Lynn M. Gardner
                                       Vice President of Mission Energy Company


                                       /s/ H.L. Mortensen
                                       ----------------------------------------
                                       H.L. Mortensen
                                       Secretary of Mission Energy Company